As filed with the Securities and Exchange Commission on July 2, 2003,
                                                     Registration No. -_________

================================================================================

                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549


                                ---------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      under
                           THE SECURITIES ACT OF 1933

                                ---------------

                               STEVEN MADDEN, LTD.
             (Exact name of registrant as specified in its charter)

                Delaware                                 13-3588231
     -------------------------------        ------------------------------------
     (State or Other Jurisdiction of        (I.R.S. Employer Identification No.)
     Incorporation or Organization)

                52-16 Barnett Avenue, Long Island City, NY 11104
                ------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)

                                 1999 Stock Plan
                            (Full Title of the Plan)

                                 Jamieson Karson
                    Vice Chairman and Chief Executive Officer
                               Steven Madden, Ltd.
                              52-16 Barnett Avenue
                           Long Island City, NY 11104
                                 (718) 446-1800
           (Name, Address, including Zip Code, and Telephone Number,
                   including Area Code, of Agent For Service)

                                   Copies to:
                              Dennis J. Block, Esq.
                        Cadwalader, Wickersham & Taft LLP
                                 100 Maiden Lane
                            New York, New York 10038
                                 (212) 504-6000


                                ---------------

                         CALCULATION OF REGISTRATION FEE

===============================================================================================================

                                                 Proposed maximum     Proposed maximum
  Title of each class of       Amount to be     offering price per   aggregate offering        Amount of
securities to be registered   registered(1)          Share(2)             price(2)        registration fee(2)
---------------------------------------------------------------------------------------------------------------
Common Stock............         640,000            $12,822,400         $$12,822,400           $1,037.33
===============================================================================================================

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Pursuant to Rule 457 under the Securities Act of 1933, as amended, the proposed maximum aggregate offering price and the registration fee are based upon the average of the high and low prices per share of the Registrant's Common Stock reported on June 25, 2003.

================================================================================

             STATEMENT PURSUANT TO GENERAL INSTRUCTION E TO FORM S-8

     Pursuant to General Instruction E of Form S-8 under the Securities Act of 1933, as amended (the "Securities Act"), this Registration Statement is filed by Steven Madden, Ltd., a Delaware corporation (the "Company"), to register an additional 640,000 shares of the Company's common stock, par value $.0001 per share (the "Common Stock"), as to which options may be granted under the Company's 1999 Stock Plan (the "1999 Plan").

     On September 10, 1999, the Company filed a Registration Statement on Form S-8 (Registration No. 333-86903) (the "1999 Registration Statement") in order to register 400,000 shares of Common Stock issuable under the 1999 Plan.

     On May 12, 2000, the Company's stockholders approved an amendment to the 1999 Plan to increase the number of shares as to which options or awards may be granted from 400,000 to 975,000 shares. On July 6, 2000, the Company filed a Registration Statement on Form S-8 (Registration No. 333-40924) (the "2000 Registration Statement") in order to register the additional 575,000 shares of Common Stock issuable under the 1999 Plan.

     On July 10, 2001, the Company's stockholders approved an amendment to the 1999 Plan to increase the number of shares as to which options or awards may be granted from 975,000 to 1,600,000 shares. On August 30, 2001, the Company filed a Registration Statement on Form S-8 (Registration No. 333-68712) (the "2001 Registration Statement") in order to register the additional 625,000 shares of Common Stock issuable under the 1999 Plan.

     On May 17, 2002, the Company's stockholders approved an amendment to the 1999 Plan to increase the number of shares as to which options or awards may be granted from 1,600,000 to 2,280,000 shares. On August 14, 2002, the Company filed a Registration Statement on Form S-8 (Registration No. 333-98067) (the "2002 Registration Statement," and together with the 2001 Registration Statement, the 2000 Registration Statement and the 1999 Registration Statement, the "Earlier Registration Statements") in order to register the additional 680,000 shares of Common Stock issuable under the 1999 Plan.

     On May 23, 2003, the Company's stockholders approved a further amendment to the 1999 Plan to increase the number of shares as to which options or awards may be granted from 2,280,000 shares to 2,920,000 shares. This registration statement on Form S-8 (the "Registration Statement") is being filed to register the additional 640,000 shares of Common Stock issuable under the 1999 Plan.

     Pursuant to General Instruction E of Form S-8, the contents of the Earlier Registration Statements, including the documents incorporated by reference therein, are hereby incorporated by reference into this Registration Statement.

                                     PART I
              INFORMATION REQUIRED IN THE SECTION 10(A) PROSPECTUS

     The documents containing information specified in Part I of Form S-8 will be sent or given to employees eligible to participate in the 1999 Plan as specified by Rule 428(b)(1) of the Securities Act. Those documents and the documents incorporated by reference into this Registration Statement, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT


Item 3.  Incorporation of Documents By Reference.

     The following documents, as filed with the Securities and Exchange Commission (the "Commission") by the Company are incorporated herein by reference:

     (1) Quarterly Report on Form 10-Q for the quarter ended March 31, 2003.

     (2) Proxy Statement on Schedule 14A dated April 23, 2003.

     (3) Annual Report on Form 10-K for the year ended December 31, 2002.

     (4) The description of the Common Stock contained in the Company registration statement filed under Section 12 of the Securities Exchange Act of 1934, as amended ("Exchange Act"), including any amendment or report filed for the purpose of updating such description.

     All documents filed by the Company pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act subsequent to the effective date of this Registration Statement and prior to the filing of a post-effective amendment which indicate that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in the Registration Statement and to be part thereof from the date of filing such documents. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 6.  Indemnification of Directors and Officers.

     Reference is made to Section 145 of the Delaware General Corporation Law which provides for indemnification of directors and officers in certain circumstances.

     Article Ten of the Company's Certificate of Incorporation states as follows:

     The Company shall, to the fullest extent permitted by Section 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.

     The Company's Restated Certificate of Incorporation is filed as Exhibit 1 to the Current Report on Form 8-K filed on August 11, 1998.

     For the undertaking with respect to indemnification, see Item 9.

Item 8.  Exhibits


        Exhibit No.        Description
        -----------        -----------

         4(a)(1) Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 1 to the Current Report on Form 8-K filed on August 11, 1998)

         4(a)(2) Rights Agreement between the Company and American Stock Transfer and Trust Company. (incorporated by reference to Exhibit 1 to the Registration Statement on Form 8-A filed on November 16, 2001)

         4(b) Amended and Restated By-laws of the registrant (incorporated by reference to Exhibit 3.02 to the Report on Form 10-K filed on March 29, 2002)

         5                 Opinion of Cadwalader, Wickersham & Taft LLP.

         10(a)             1999 Stock Plan, as amended.

         23(a) Consent of Cadwalader, Wickersham & Taft LLP (included in Exhibit 5).

         23(b)             Consent of Eisner LLP.


Item 9.  Undertakings

     The undersigned registrant hereby undertakes:

     (a) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement;

         (i) To include any prospectus required by Section 10(a)(3) of the Securities Act;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement. Notwithstanding the foregoing, any increase or decrease in the volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective Registration Statement;

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration Statement;

provided, however, that the undertakings set forth in paragraphs (a)(i) and
(a)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act, that are incorporated by reference in this Registration Statement.

     (b) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time will be deemed to be the initial bona fide offering thereof.

     (c) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     (d) That, for purposes of determining any liability under the Securities Act, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (e) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions referred to in Item 6 of this Registration Statement, or otherwise, the registrant has been advised that in the opinion of the Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     Pursuant to the requirement of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Long Island City, New York, on June 30, 2003.


                                   STEVEN MADDEN, LTD.




                                   By: /s/ JAMIESON KARSON
                                       -----------------------------------------
                                       Jamieson Karson
                                       Vice Chairman and Chief Executive Officer


     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


     Signature                                Title                           Date
--------------------------  -----------------------------------------   ----------------

/s/ CHARLES KOPPELMAN            Executive Chairman of the Board          June 30, 2003
--------------------------
Charles Koppelman


/s/ JAMIESON KARSON         Vice Chairman and Chief Executive Officer     June 30, 2003
--------------------------
Jamieson Karson


 /s/ ARVIND DHARIA            Chief Financial and Chief Accounting        June 30, 2003
--------------------------            Officer and Director
Arvind Dharia


/s/ GERALD MONGELUZO      President - Adesso-Madden, Inc. and Director    June 30, 2003
--------------------------
Gerald Mongeluzo


 /s/ JOHN L. MADDEN                         Director                      June 30, 2003
--------------------------
John L. Madden


/s/ MARC S. COOPER                          Director                      June 30, 2003
--------------------------
Marc S. Cooper


/s/ PETER MIGLIORINI                        Director                      June 30, 2003
--------------------------
Peter Migliorini


/s/ AWADHESH SINHA                          Director                      June 30, 2003
--------------------------
Awadhesh Sinha


/s/ ROGER GLADSTONE                         Director                      June 30, 2003
--------------------------
Roger Gladstone


/s/ JEFFREY BIRNBAUM                        Director                      June 30, 2003
--------------------------
Jeffrey Birnbaum

                                  EXHIBIT INDEX


         Exhibit No.        Description
         -----------        -----------

         4(a)(1) Certificate of Incorporation of the registrant (incorporated by reference to Exhibit 1 to the Current Report on Form 8-K filed on August 11, 1998)

         4(a)(2) Rights Agreement between the Company and American Stock Transfer and Trust Company. (incorporated by reference to Exhibit 1 to the Registration Statement on Form 8-A filed on November 16, 2001)

         4(b) Amended and Restated By-laws of the registrant (incorporated by reference to Exhibit 3.02 to the Report on Form 10-K filed on March 29, 2002)

         5                  Opinion of Cadwalader, Wickersham & Taft LLP.

         10(a)              1999 Stock Plan, as amended.

         23(a) Consent of Cadwalader, Wickersham & Taft LLP (included in Exhibit 5).

         23(b)              Consent of Eisner LLP.